Exhibit 99.1

NRG Energy, Inc. Reports Full Year Results
and Maintains 2021 Guidance

•Aiding Texas communities and performing root-cause analysis
•Significant advancement of customer-focused strategy:
◦Closed Direct Energy acquisition on January 5, 2021
◦Closed on sale of Agua Caliente on February 3, 2021
◦Announcing sale of 4.8GW of fossil generation assets
•Maintaining 2021 guidance

PRINCETON, NJ - March 1, 2021 - NRG Energy, Inc. (NYSE: NRG) today reported full year 2020 income from continuing operations of $510 million, or $2.07 per diluted common share. Adjusted EBITDA for the full year of 2020 was $2.0 billion, cash from continuing operations was $1.8 billion and Free Cash Flow Before Growth (FCFbG) was $1.5 billion.

“Our priority today is both helping our Texas communities recover and working with all necessary stakeholders to improve the resilience of the energy system,” said Mauricio Gutierrez, NRG President and Chief Executive Officer. “We continue to advance our customer-focused strategy with the completion of the Direct Energy acquisition and today’s announced sale of 4.8 GW non-core fossil generating assets. Our integrated platform performed well in 2020 and continues to perform through unprecedented conditions, further validating our business model.”

Consolidated Financial Resultsa

	Three Months Ended		Twelve Months Ended
(In millions)	12/31/20	12/31/19	12/31/20	12/31/19
Income/(Loss) from Continuing Operations	$(173)	$3,463	$510	$4,120
Cash From Continuing Operations	$451	$516	$1,837	$1,405
Adjusted EBITDA	$330	$384	$2,004	$1,977
Free Cash Flow Before Growth Investments (FCFbG)	$387	$539	$1,547	$1,212
a In accordance with GAAP, 2019 results have been recast to reflect the discontinued operations of the South Central Portfolio and Carlsbad Energy Center

Segment Results
Table 1: Income/(Loss) from Continuing Operations

(In millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/20	12/31/19	12/31/20	12/31/19
Texas	$(1)	$215	$799	$972
East	52	7	371	287
West/Other[a]	(224)	3,241	(660)	2,861
Income/(Loss) from Continuing Operations[b]	$(173)	$3,463	510	$4,120
a. Includes Corporate Segment
b. In accordance with GAAP, 2019 results have been recast to reflect the discontinued operations of the South Central Portfolio and Carlsbad Energy Center

Table 2: Adjusted EBITDA

(In millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/20	12/31/19	12/31/20	12/31/19
Texas	$231	$251	$1,319	$1,339
East	86	103	459	484
West/Other[a]	13	30	226	154
Adjusted EBITDA[b]	$330	$384	$2,004	$1,977
a. Includes Corporate Segment
b. In accordance with GAAP, 2019 results have been recast to reflect the discontinued operations of the South Central Portfolio and Carlsbad Energy Center

Texas: Fourth quarter Adjusted EBITDA was $231 million, $20 million lower than fourth quarter of 2019. This decrease is driven by a reduction of load primarily due to weather, increase in bad debt expenses related to COVID-19; partially offset by lower supply costs.

East: Fourth quarter Adjusted EBITDA was $86 million, $17 million lower than fourth quarter of 2019. This decrease is driven by lower capacity revenues and higher operating expenses, partially offset by lower supply costs.

West/Other: Fourth quarter Adjusted EBITDA was $13 million, $17 million lower than fourth quarter of 2019. This decrease is driven by lower realized pricing at our Cottonwood facility.

Liquidity and Capital Resources
Table 3: Corporate Liquidity

(In millions)	2/26/21	12/31/20	12/31/19
Cash and Cash Equivalents	$1,923	$3,905	$345
Restricted Cash	12	6	8
Total	$1,935	$3,911	$353
Total credit facility availability	1,865	3,129	1,794
Total Liquidity, excluding collateral received	$3,800	$7,040	$2,147

As of December 31, 2020, NRG cash was at $3.9 billion, and $3.1 billion was available under the Company’s credit facilities. Total liquidity was $7.0 billion, including restricted cash. Overall liquidity as of year-end 2020 was approximately $4.9 billion higher than at the end of 2019, driven by $2.9 billion in financings and a $1.5 billion increase in credit facilities to fund the Direct Energy acquisition of which $1.4 billion was issued in the fourth quarter. The increases in credit facility and Put Option Agreement facility became available coincident with the closing of the Direct Energy acquisition. As of February 26, 2021, NRG had $3.8 billion of liquidity available to continue to support its operations.

NRG Strategic Developments

Extreme weather event in Texas during February 2021
During February 2021, Texas experienced unprecedented cold temperatures for a prolonged duration, resulting in a power emergency, blackouts, and an estimated all-time peak demand of 77 GWs (without load shed). Ahead of the event, NRG launched residential customer communications calling for conservation across all of its brands, and initiated residential and commercial and industrial demand response programs to curtail customer load. The Company maximized available generating capacity and brought in additional resources to supplement in-state staff with technical and operating experts from the rest of its U.S. fleet. NRG is committed to working with all necessary stakeholders on a comprehensive, objective, and exhaustive root cause analysis of the entirety of the energy system.

The estimated financial impact is still preliminary, due to customer meter and settlement data not being finalized, as well as potential customer and counterparty risk and expected ERCOT default allocations. Based on a preliminary analysis, Winter Storm Uri’s financial impact is expected to be within NRG’s current guidance range. The Company separately stress-tested assumptions and although at a lower probability, this stress-test analysis indicated a potential plus or minus $100 million to guidance ranges. NRG’s integrated platform continues to deliver stable results through unprecedented events.

Sale of 4.8GW of fossil generation assets in East and West regions
On February 28, 2021 the Company entered into a definitive purchase agreement with Generation Bridge, an affiliate of ArcLight Capital Partners, to sell approximately 4,850 MWs of fossil generating assets from its East and West regions of operations for total proceeds of $760 million, subject to standard purchase price adjustments and certain other indemnifications. As part of the transaction, NRG is entering into a tolling agreement for its 866 MW Arthur Kill plant in New York City through April 2025.

The transaction is expected to close in the fourth quarter of 2021, and is subject to various closing conditions, approvals and consents, including Federal Energy Regulatory Commission (FERC), New York State Public Service Commission (NYSPSC), and antitrust review under Hart-Scott-Rodino.

Closed sale of remaining ownership in Agua Caliente
On November 19, 2020, the Company entered into an agreement to sell its 35% ownership in Agua Caliente to Clearway Energy for $202 million. The sale of the solar project closed on February 3, 2021.

Closed acquisition of Direct Energy
On January 5, 2021, the Company closed on the Direct Energy acquisition, paying an aggregate purchase price of $3.625 billion in cash, subject to a purchase price adjustment of $77 million. As part of the acquisition, Direct Energy had cash and margin collateral totaling $385 million. The Company funded the acquisition using $715 million of cash on hand, $166 million draw on its corporate revolver and approximately $2.9 billion in newly issued secured and unsecured corporate debt. In addition, the Company completed the expansion of its liquidity facilities by $3.4 billion.

COVID-19
NRG continues to remain focused on protecting the health and well-being of its employees, while supporting its customers and the communities in which it operates and assuring the continuity of its operations. In June 2020, summer-critical office employees returned to the offices and safety protocols were successfully implemented. The Company will continue to evaluate additional return to normal work operations on a location by location basis as COVID-19 conditions evolve.

2021 Guidance
Following the closing of the Direct Energy acquisition, NRG updated 2021 guidance to reflect the combination of NRG and Direct Energy based on NRG’s previously disclosed guidance. NRG is maintaining its Adjusted EBITDA, Adjusted Cash from Operations and Free Cash Flow before Growth Investments (FCFbG) guidance for 2021.

Table 4: 2021 Adjusted EBITDA, Adjusted Cash from Operations, and FCFbG Guidance

2021
(In millions)	Guidance
Adjusted EBITDA[a]	$2,400-$2,600
Adjusted Cash From Operations	$1,630-$1,830
FCFbG	$1,440-$1,640
a. Non-GAAP financial measure; see Appendix Tables A-8 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update
As part of the Company's long-term capital allocation policy, the return of capital to shareholders during the twelve months ending December 31, 2020 was comprised of a quarterly dividend of $.30 per share, or $295 million, and share repurchases of $228 million at an average price of $33.05 per share.

On January 21, 2021, NRG declared an 8% increase to its quarterly dividend on the Company's common stock from $0.30 per share to $0.325 per share, which was paid on February 16, 2021 to stockholders of record as of February 1, 2021, representing $1.30 per share on an annualized basis. This increase is in-line with the Company's previously announced annual dividend growth rate target of 7-9% per share.

The Company's common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call
On March 1, 2021, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations by putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to millions of customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, the potential impact of COVID-19 or any other pandemic on the Company’s operations, financial position, risk exposure and liquidity, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power markets, changes in government or market regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and company wide processes, our ability to achieve our net debt targets our ability to maintain investment grade credit metrics, our ability to proceed with projects under development or the inability to complete , the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our business efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, including Direct Energy, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not a indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of March 1, 2021. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
(In millions, except per share amounts)	2020	2019	2018
Operating Revenues
Total operating revenues	$9,093	$9,821	$9,478
Operating Costs and Expenses
Cost of operations	6,540	7,303	7,108
Depreciation and amortization	435	373	421
Impairment losses	75	5	99
Selling, general and administrative costs	933	827	799
Reorganization costs	—	23	90
Development costs	8	7	11
Total operating costs and expenses	7,991	8,538	8,528
Other income - affiliate	—	—	—
Gain on sale of assets	3	7	32
Operating Income	1,105	1,290	982
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	17	2	9
Impairment losses on investments	(18)	(108)	(15)
Other income, net	67	66	18
Loss on debt extinguishment, net	(9)	(51)	(44)
Interest expense	(401)	(413)	(483)
Total other expense	(344)	(504)	(515)
Income from Continuing Operations Before Income Taxes	761	786	467
Income tax expense/(benefit)	251	(3,334)	7
Income from Continuing Operations	510	4,120	460
Income from discontinued operations, net of income tax	—	321	(192)
Net Income	510	4,441	268
Less: Net income attributable to noncontrolling interest and redeemable interests	—	3	—
Net Income Attributable to NRG Energy, Inc.	$510	$4,438	$268
Earnings/(Loss) Per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	245	262	304
Income from continuing operations per weighted average common share — basic	$2.08	$15.71	$1.51
Income/(loss) from discontinued operations per weighted average common share — basic	$—	$1.23	$(0.63)
Net Income per Weighted Average Common Share — Basic	$2.08	$16.94	$0.88
Weighted average number of common shares outstanding — diluted	246	264	308
Income from continuing operations per weighted average common share — diluted	$2.07	$15.59	$1.49
Income/(loss) from discontinued operations per weighted average common share — diluted	$—	$1.22	$(0.62)
Net Income per Weighted Average Common Share — Diluted	$2.07	$16.81	$0.87

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Year Ended December 31,
(In millions)	2020	2019	2018
Net Income	$510	$4,441	$268
Other Comprehensive Income/(Loss), net of tax
Unrealized gain on derivatives, net of income tax	—	—	23
Foreign currency translation adjustments, net of income tax	8	(1)	(11)
Available-for-sale securities, net of income tax	—	(19)	1
Defined benefit plans, net of income tax	(22)	(78)	(35)
Other comprehensive (loss)	(14)	(98)	(22)
Comprehensive Income	496	4,343	246
Less: Comprehensive income attributable to noncontrolling interests and redeemable noncontrolling interests	—	3	14
Comprehensive Income Attributable to NRG Energy, Inc.	$496	$4,340	$232

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(In millions)	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$3,905	$345
Funds deposited by counterparties	19	32
Restricted cash	6	8
Accounts receivable, net	904	1,025
Inventory	327	383
Derivative instruments	560	860
Cash collateral posted in support of energy risk management activities	50	190
Prepayments and other current assets	257	245
Total current assets	6,028	3,088
Property, plant and equipment, net	2,547	2,593
Other Assets
Equity investments in affiliates	346	388
Operating lease right-of-use assets, net	301	464
Goodwill	579	579
Intangible assets, net	668	789
Nuclear decommissioning trust fund	890	794
Derivative instruments	261	310
Deferred income taxes	3,066	3,286
Other non-current assets	216	240
Total other assets	6,327	6,850
Total Assets	$14,902	$12,531

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)

	As of December 31,
(In millions, except share data)	2020	2019
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance lease	$1	$88
Current portion of operating lease liabilities	69	73
Accounts payable	649	722
Derivative instruments	499	781
Cash collateral received in support of energy risk management activities	19	32
Accrued expenses and other current liabilities	678	663
Total current liabilities	1,915	2,359
Other Liabilities
Long-term debt and finance lease	8,691	5,803
Non-current operating lease liabilities	278	483
Nuclear decommissioning reserve	303	298
Nuclear decommissioning trust liability	565	487
Derivative instruments	385	322
Deferred income taxes	19	17
Other non-current liabilities	1,066	1,084
Total other liabilities	11,307	8,494
Total Liabilities	13,222	10,853
Redeemable noncontrolling interest in subsidiaries	—	20
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 423,057,848 and 421,890,790 shares issued; and 244,231,933 and 248,996,189 shares outstanding at December 31, 2020 and 2019	4	4
Additional paid-in capital	8,517	8,501
Accumulated deficit	(1,403)	(1,616)
Treasury stock, at cost; 178,825,915 and 172,894,601 shares at December 31, 2020 and 2019	(5,232)	(5,039)
Accumulated other comprehensive loss	(206)	(192)
Total Stockholders' Equity	1,680	1,658
Total Liabilities and Stockholders' Equity	$14,902	$12,531

NRG ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
(In millions)	2020	2019	2018
Cash Flows from Operating Activities
Net income	$510	$4,441	$268
Income/(loss) from discontinued operations, net of income tax	—	321	(192)
Income from continuing operations	510	4,120	460
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from and equity in earnings of unconsolidated affiliates	45	14	46
Depreciation and amortization	435	373	421
Accretion expense related to asset retirement obligations	45	51	38
Provision for credit losses	108	95	85
Amortization of nuclear fuel	54	52	48
Amortization of financing costs and debt discounts	48	26	29
Loss on debt extinguishment, net	9	51	44
Amortization of emission allowances, out-of-market contracts and REC retirements	70	72	71
Amortization of unearned equity compensation	22	20	25
Net gain on sale of assets and disposal of assets	(23)	(23)	(49)
Impairment losses	93	113	114
Changes in derivative instruments	137	34	37
Changes in deferred income taxes and liability for uncertain tax benefits	228	(3,353)	5
Changes in collateral deposits in support of risk management activities	127	105	(105)
Changes in nuclear decommissioning trust liability	51	37	60
Oil lower of cost or market adjustment	29	—	2
GenOn settlement, net of insurance proceeds	—	—	(63)
Net loss on deconsolidation of Agua Caliente and Ivanpah projects	—	—	13
Cash provided/(used) by changes in other working capital, net of acquisition and disposition effects:
Accounts receivable - trade	—	5	(83)
Inventory	27	22	29
Prepayments and other current assets	4	29	(41)
Accounts payable	(56)	(177)	113
Accrued expenses and other current liabilities	(42)	(75)	(192)
Other assets and liabilities	(84)	(186)	(104)
Cash provided by continuing operations	1,837	1,405	1,003
Cash provided by discontinued operations	—	8	374
Net Cash Provided by Operating Activities	1,837	1,413	1,377
Cash Flows from Investing Activities
Payments for acquisitions of assets, businesses and leases	(284)	(355)	(243)
Capital expenditures	(230)	(228)	(388)
Net (purchases)/sales of emissions allowances	(10)	11	19
Investments in nuclear decommissioning trust fund securities	(492)	(416)	(572)
Proceeds from sales of nuclear decommissioning trust fund securities	439	381	513
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	81	1,294	1,564
Deconsolidations of Agua Caliente and Ivanpah projects	—	—	(268)
Changes in investments in unconsolidated affiliates	2	(91)	(39)
Net contributions to discontinued operations	—	(44)	(60)
Other	—	6	(6)
Cash (used)/provided by continuing operations	(494)	558	520
Cash used by discontinued operations	—	(2)	(725)
Net Cash (Used)/Provided by Investing Activities	(494)	556	(205)

	For the Year Ended December 31,
(In millions)	2020	2019	2018
Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	3,234	1,833	1,100
Payments for short and long-term debt	(335)	(2,571)	(1,734)
Net (repayments)/proceeds of Revolving Credit Facility	(83)	83	—
Payments of debt issuance costs	(75)	(35)	(19)
Payments of dividends to common stockholders	(295)	(32)	(37)
Payments for share repurchase activity	(229)	(1,440)	(1,250)
Payments for debt extinguishment costs	(5)	(26)	(32)
Purchase of and distributions to noncontrolling interests from subsidiaries	(2)	(2)	(16)
Proceeds from issuance of common stock	1	3	21
Receivable from affiliate	—	—	(26)
Other	(7)	(4)	(4)
Cash provided/(used) by continuing operations	2,204	(2,191)	(1,997)
Cash provided by discontinued operations	—	43	471
Net Cash Provided/(Used) by Financing Activities	2,204	(2,148)	(1,526)
Effect of exchange rate changes on cash and cash equivalents	(2)	—	1
Change in Cash from discontinued operations	—	49	120
Net Increase/(Decrease) in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	3,545	(228)	(473)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	385	613	1,086
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$3,930	$385	$613

Appendix Table A-1: Fourth Quarter 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

(In millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Income/(Loss) from Continuing Operations	$(1)	$52	$(67)	$(157)	$(173)
Plus:
Interest expense, net	—	3	—	106	109
Income tax	—	(1)	—	35	34
Loss on debt extinguishment	—	2	5	—	7
Depreciation and amortization	60	42	7	8	117
ARO Expense	(4)	2	—	1	(1)
Contract amortization	1	—	—	—	1
EBITDA	56	100	(55)	(7)	94
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	7	—	25	(1)	31
Acquisition-related transaction, integration costs, and costs to achieve	—	—	—	11	11
Reorganization costs	—	—	—	(2)	(2)
Deactivation costs	—	3	—	1	4
Gain on sale of business	—	—	3	—	3
Other non recurring charges	7	5	—	2	14
Impairments	14	—	33	(5)	42
Mark to market (MtM) (gains)/losses on economic hedges	147	(22)	8	—	133
Adjusted EBITDA	$231	$86	$14	$(1)	$330
1 Includes International, remaining renewables and Generation eliminations

Fourth Quarter 2020 condensed financial information by Operating Segment:

(In millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	$1,381	$531	$101	$(2)	$2,011
Cost of sales	805	252	65	(2)	1,120
Economic gross margin[2]	576	279	36	—	891
Operations & maintenance and other cost of operations[3]	198	111	26	(2)	333
Selling, marketing, general & administrative	146	85	11	6	248
Other (income)[4]	1	(3)	(15)	(3)	(20)
Adjusted EBITDA	$231	$86	$14	$(1)	$330
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gains of $133 million and contract amortization of $1 million
3 Excludes $4 million of deactivation costs
4 Includes development costs. Excludes $343 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition-related transaction costs, integration costs, costs to achieve, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

(In millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	$2,027	$—	$(18)	$—	$2	$2,011
Cost of operations	1,271	(1)	(151)	—	1	1,120
Gross margin	756	1	133	—	1	891
Operations & maintenance and other cost of operations[1]	344	—	—	(4)	(7)	333
Selling, marketing, general & administrative[2]	262	—	—	—	(14)	248
Other expense/(income)[3]	323	(260)	—	—	(83)	(20)
Income/(Loss) from Continuing Operations	$(173)	$261	$133	$4	$105	$330
1 Other adj. includes ARO expense
2 Other adj. includes other non recurring charges
3 Other adj. includes gain on sale of assets, acquisition-related transaction costs, integration costs, costs to achieve, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

Appendix Table A-2: Fourth Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

(In millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Income/(Loss) from Continuing Operations	$215	$7	$(3)	$3,244	$3,463
Plus:
Interest expense, net	—	4	—	88	92
Income tax	—	2	—	(3,345)	(3,343)
Loss on debt extinguishment	—	—	3	1	4
Depreciation and amortization	63	34	7	8	112
ARO Expense	17	3	1	—	21
Contract amortization	3	—	—	—	3
EBITDA	298	50	8	(4)	352
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	24	1	25
Acquisition-related transaction, integration costs & costs to achieve	—	—	—	1	1
Reorganization costs	1	—	—	6	7
Legal Settlements	—	—	—	1	1
Deactivation costs	(1)	6	2	3	10
Gain on sale of business	—	—	—	(6)	(6)
Other non recurring charges	(6)	3	(3)	(2)	(8)
Impairments	1	—	4	—	5
Mark to market (MtM) (gains)/losses on economic hedges	(42)	44	(5)	—	(3)
Adjusted EBITDA	$251	$103	$30	$—	$384
1 Includes International, remaining renewables and Generation eliminations

Fourth Quarter 2019 condensed financial information by Operating Segment:

(In millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	$1,542	$550	$128	$(6)	$2,214
Cost of sales	982	257	76	2	1,317
Economic gross margin[2]	560	293	52	(8)	897
Operations & maintenance and other cost of operations[3]	193	109	26	(1)	327
Selling, marketing, general & administrative[4]	116	82	9	3	210
Other (income)[5]	—	(1)	(13)	(10)	(24)
Adjusted EBITDA	$251	$103	$30	$—	$384
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM loss of $3 million and contract amortization of $3 million
3 Excludes $10 million of deactivation costs
4 Excludes legal settlements of $1 million
5 Includes development costs. Excludes $3,204 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition-related transaction costs, integration costs, costs to achieve, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

(In millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	$2,195	$—	$18	$—	$1	$2,214
Cost of operations	1,298	(3)	21	—	1	1,317
Gross margin	897	3	(3)	—	—	897
Operations & maintenance and other cost of operations[1]	418	—	—	(10)	(81)	327
Selling, marketing, general & administrative[2]	244	—	—	—	(34)	210
Other expense/(income)[3]	(3,228)	3,139	—	—	65	(24)
Income/(Loss) from Continuing Operations	$3,463	$(3,136)	$(3)	$10	$50	$384
1 Other adj. includes ARO expense and lease amortization
2 Other adj. includes legal settlements and other non recurring charges
3 Other adj. includes gain on sale of assets, acquisition-related transaction costs, integration costs, costs to achieve, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

Appendix Table A-3: Full Year 2020 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

(In millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Income/(Loss) from Continuing Operations	$799	$371	$19	$(679)	$510
Plus:
Interest expense, net	—	13	3	377	393
Income tax	—	(1)	2	250	251
Loss on debt extinguishment	—	4	5	—	9
Depreciation and amortization	227	142	32	34	435
ARO Expense	25	16	4	—	45
Contract amortization	5	—	—	—	5
EBITDA	1,056	545	65	(18)	1,648
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	9	—	97	(1)	105
Acquisition-related transaction, integration costs, and costs to achieve	2	—	—	23	25
Reorganization costs	—	—	—	(1)	(1)
Deactivation costs	2	5	2	—	9
Gain on sale of business	—	—	2	(19)	(17)
Other non recurring charges	9	2	—	12	23
Impairments	32	—	61	—	93
Mark to market (MtM) (gains)/losses on economic hedges	209	(93)	3	—	119
Adjusted EBITDA	$1,319	$459	$230	$(4)	$2,004
1 Includes International, remaining renewables and Generation eliminations

Full Year 2020 condensed financial information by Operating Segment:

(In millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	$6,307	$2,266	$437	$(12)	$8,998
Cost of sales	3,656	1,080	190	(6)	4,920
Economic gross margin[2]	2,651	1,186	247	(6)	4,078
Operations & maintenance and other cost of operations[3]	779	444	113	(6)	1,330
Selling, marketing, general and administrative	561	289	38	23	911
Other (income)[4]	(8)	(6)	(134)	(19)	(167)
Adjusted EBITDA	$1,319	$459	$230	$(4)	$2,004
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $119 million and contract amortization of $5 million
3 Excludes $9 million of deactivation costs
4 Includes development costs. Excludes $1,277 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition-related transaction costs, integration costs, costs to achieve, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

(In millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	$9,093	$—	$(95)	$—	$—	$8,998
Cost of operations	5,139	(5)	(214)	—	—	4,920
Gross margin	3,954	5	119	—	—	4,078
Operations & maintenance and other cost of operations[1]	1,401	—	—	(9)	(62)	1,330
Selling, marketing, general & administrative[2]	933	—	—	—	(22)	911
Other expense/(income)[3]	1,110	(1,079)	—	—	(198)	(167)
Income from Continuing Operations	$510	$1,084	$119	$9	$282	$2,004
1 Other adj. includes ARO expense and other non recurring charges
2 Other adj. includes legal settlements and other non recurring charges
3 Other adj. includes gain on sale of assets, acquisition-related transaction costs, integration costs, costs to achieve, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

Appendix Table A-4: Full Year 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

(In millions)	Texas	East	West/Other[1]	Corp/Elims	Total
Income/(Loss) from Continuing Operations	$972	$287	$7	$2,854	$4,120
Plus:
Interest expense, net	—	17	9	368	394
Income tax	—	2	1	(3,337)	(3,334)
Loss on debt extinguishment	—	—	3	48	51
Depreciation and amortization	188	121	33	31	373
ARO Expense	28	11	13	(1)	51
Contract amortization	19	—	—	—	19
EBITDA	1,207	438	66	(37)	1,674
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	12	—	104	(1)	115
Acquisition-related transaction, integration costs, and costs to achieve	1	1	—	1	3
Reorganization costs	6	—	—	17	23
Legal Settlements	3	6	2	2	13
Deactivation costs	(1)	12	7	9	27
Gain on sale of business	—	—	—	(6)	(6)
Other non recurring charges	(2)	2	(2)	(3)	(5)
Impairments	103	—	4	6	113
Mark to market (MtM) (gains)/losses on economic hedges	10	25	(15)	—	20
Adjusted EBITDA	$1,339	$484	$166	$(12)	$1,977
1 Includes International, remaining renewables and Generation eliminations

Full Year 2019 condensed financial information by Operating Segment:

(In millions)	Texas	East	West/Other[1]	Corp/Elim	Total
Operating revenues	$7,022	$2,348	$424	$(6)	$9,788
Cost of sales	4,484	1,162	233	(1)	5,878
Economic gross margin[2]	2,538	1,186	191	(5)	3,910
Operations & maintenance and other cost of operations[3]	742	420	112	(4)	1,270
Selling, marketing, general & administrative[4]	483	288	32	12	815
Other (income)[5]	(26)	(6)	(119)	(1)	(152)
Adjusted EBITDA	$1,339	$484	$166	$(12)	$1,977
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $20 million and contract amortization of $19 million
3 Excludes $27 million of deactivation costs
4 Excludes legal settlements of $13 million
5 Includes development costs. Excludes $2,277 million of interest expense, income tax, depreciation and amortization, gain on sale of assets, acquisition-related transaction costs, integration costs, costs to achieve, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

The following table reconciles the condensed financial information to Adjusted EBITDA:

(In millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	$9,821	$0	$(33)	$—	$—	$9,788
Cost of operations	5,950	(19)	(53)	—	—	5,878
Gross margin	3,871	19	20	0	0	3,910
Operations & maintenance and other cost of operations[1]	1,353	—	—	(27)	(56)	1,270
Selling, marketing, general & administrative[2]	827	—	—	—	(12)	815
Other expense/(income)[3]	(2,429)	2,567	—	—	(290)	(152)
Income/(Loss) from Continuing Operations	$4,120	$(2,548)	$20	$27	$358	$1,977
1 Other adj. includes ARO expense and lease amortization
2 Other adj. includes legal settlements, acquisition-related transaction & integration costs and other non recurring charges
3 Other adj. includes gain on sale of assets, acquisition-related transaction costs, integration costs, costs to achieve, reorganization costs, other non recurring charges, impairments and loss on debt extinguishment

Appendix Table A-5: 2020 and 2019 Three Months Ended December 31 and Full Year Adjusted Cash Flow from Operations Reconciliations
The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
(In millions)	December 31, 2020	December 31, 2019
Net Cash Provided by Operating Activities	$451	$516
Merger, integration and cost-to-achieve expenses[1]	11	20
Note repayment	—	5
Encina Site improvement	7	1
Proceeds from investment and asset sales	—	2
Adjustment for change in collateral	(32)	23
Nuclear Decommissioning Trust Liability[2]	(12)	—
Adjusted Cash Flow from Operating Activities	425	567
Maintenance CapEx, net	(35)	(25)
Environmental CapEx, net	(1)	(1)
Distributions to non-controlling interests	(2)	(2)
Free Cash Flow before Growth	$387	$539
1 2019 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2019 includes $10 million of Nuclear Decommissioning Trust Liability

	Twelve Months Ended
(In millions)	December 31, 2020	December 31, 2019
Net Cash Provided by Operating Activities	$1,837	$1,405
Merger, integration and cost-to-achieve expenses[1]	26	39
GenOn settlement[2]	—	18
Note repayment	—	5
Encina Site improvement	11	1
Proceeds from investment and asset sales	12	2
Adjustment for change in collateral	(127)	(97)
Nuclear Decommissioning Trust Liability[3]	(51)	—
Adjusted Cash Flow from Operating Activities	1,708	1,373
Maintenance CapEx, net	(156)	(156)
Environmental CapEx, net	(3)	(3)
Distributions to non-controlling interests	(2)	(2)
Free Cash Flow before Growth	$1,547	$1,212
1 2019 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2019 includes final restructuring fee of $5 million and pension contribution of $13 million
3 2019 includes $37 million of Nuclear Decommissioning Trust Liability

Appendix Table A-6: Full Year 2020 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity for the full year 2020:

(In millions)	Twelve Months Ended December 31, 2020
Sources:
Adjusted cash flow from operations	$1,708
Proceeds from issuance of long-term debt	3,234
Increase in Credit Facility	1,335
Proceeds from asset sales	81
Collateral	127
Uses:
Share repurchases	(229)
Corporate Debt payments	(335)
Revolver pay down	(83)
Financing Fees - Debt issuance and Debt extinguishment costs	(80)
Midwest Generation lease buyout	(260)
Growth investments and acquisitions, net	(120)
Maintenance and Environmental CapEx, net	(159)
Encina site improvement	(11)
Other Investing and Financing	(20)
Common Stock Dividends	(295)
Change in Total Liquidity	$4,893

Appendix Table A-7: 2021 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to net income:

	2021 Adjusted EBITDA
(In millions)	Low	High
Income from Continuing Operations[1]	$1,180	$1,380
Income Tax	25	25
Interest Expense	475	475
Depreciation, Amortization, Contract Amortization and ARO Expense	555	555
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	70	70
Other Costs[2]	95	95
Adjusted EBITDA	$2,400	$2,600
1 For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero
2 Includes deactivation costs and integration costs

Appendix Table A-8: 2021 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

2021
(In millions)	Guidance
Adjusted EBITDA	$2,400 - $2,600
Interest payments	(475)
Income tax	(25)
Working capital / other assets and liabilities	(300)
Cash From Operations	$1,600 - $1,800
Adjustments: Acquired Derivatives, Integration Costs, Return of Capital Dividends, Collateral, GenOn Pension and Other	30
Adjusted Cash flow from Operations	$1,630 - $1,830
Maintenance capital expenditures, net	(180) - (195)
Environmental capital expenditures, net	(5) - (10)
Free Cash Flow before Growth	$1,440 - $1,640

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs and changes in the nuclear decommissioning trust liability. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in cash from investing.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.